SUNTRUST                                                    Factoring Agreement

SunTrust Bank, Atlanta


To:      Oneita Industries, Inc.                     Date:    December 27, 1995
         4130 Faber Place Drive - Suite 200
         North Charleston, SC 29405

Gentlemen:

     This agreement sets out the terms, provisions and conditions on which we will act as your factor.

1.  PURCHASE OF ACCOUNTS:

     We will purchase from you and you will sell to us certain accounts receivable created by your sales of goods to or performance of services for customers approved by us in amounts approved by us without recourse to you for insolvency or nonpayment, after the goods or services have been actually delivered to and finally accepted without claim or dispute by your customer. An "account receivable" or "account" means any right to payment of the net amount due from a customer of all sales of goods or performance of services to such customer whether performed or yet to be performed. You will tender to us for our approval or rejection certain of your accounts except those which we have agreed in writing that you may exclude. This agreement applies to all accounts heretofore or hereafter purchased by us from you. We may at any time in our sole discretion revoke our approval of any of your customers or reduce the maximum amount which you may bill to any customer, but such revocation or reduction shall neither affect sales where goods have been shipped or services have been performed nor render us liable to you or any other person or entity for any loss or damage sustained by reason thereof.

2.  PAYMENT FOR ACCOUNTS:

     You shall deliver to us immediately after shipment of goods or performance of services either copies of invoices sent to your customers or, at our sole discretion, such other proof or evidence, including, without limitation, electronic or computer data, as shall in our sole judgement satisfactorily confirm and substantiate the creation of an account receivable, together with carriers' receipts or other evidence of shipment suitable to us showing the delivery of goods or services covered by each invoice. Upon your request, and upon your certification that an account has been created, we will remit to you the net amount of accounts purchased by us, or such portion thereof as you may from time to time request, less the reserve hereinafter provided for. We may at any time set off against amounts due you or we may bill you for service charges, interest, expenses, liability for repurchases, or other items chargeable to you. We will furnish you with advices of charges set off against amounts due you, and we will send you a statement as of the closing of business on the twenty-fifth day of each calendar month or such other closing date as we shall advise you of from time to time in writing. Should you purchase goods or services from another of our clients and the account arising from such purchase be sold to us, then we may at any time without notice to you set off the balance due us on such account against amounts we owe you.

3.  RESERVE REQUIREMENT:

     Ten percent (10%) of all unpaid accounts purchased by us and one hundred percent (100%) of all such accounts which are disputed or which you may be obligated to repurchase (including, without limitation, any "client's risk account" as defined in Section 4) shall be held by us as cash collateral
(hereinafter the "reserve") against which we may at any time charge any liability you may now or hereafter owe us, directly or indirectly. We shall have the right to change the percentage of unpaid accounts at which the reserve will be maintained at any time without notice to you as we in our sole discretion shall deem necessary for our protection. Should any notice of termination of this agreement be sent by either party or should we terminate without notice as provided for herein, then we may hold one hundred percent (100%) of all unpaid accounts as such reserve. The reserve required hereunder shall be maintained with us in an account designated as the "Factoring Account".

4.  CLIENT'S RISK ACCOUNTS:

     We may in our sole discretion from time to time purchase accounts which arise from sales to customers not approved by us or which are offered to us at or after their maturity, which shall be known as "client's risk accounts". Any client's risk account purchased by us shall be with recourse to you for the full amount thereof. You shall repurchase any client's risk account from us immediately upon our request, whether or not such account has matured. Should our purchase of the accounts of customers approved by us result in any indebtedness of such customer to us in an amount in excess of the amount of credit approved by us, then such amount in excess shall be treated between us as a client's risk account, and at our request you shall reimburse us such amount in excess, but we shall not return such account to you until it is paid in full. Any payment received by either of us from any source on account of a customer, regardless of how

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designated,  shall be applied  first to the reduction of the credit risk assumed by us as to such customer. If you purchase or lease from you customer goods or services and your customer claims a right of set-off, then the accounts arising from sales to such customers shall also be client's risk accounts.

5.  TITLE AND SECURITY INTEREST:

     Delivery to us either of any invoice or copy thereof or of electronic or computer data evidencing an account, upon our acceptance thereof, shall transfer and convey to us title to such account and its proceeds and all your rights and interests in the goods sold or services performed and all of your rights and powers under the sales contract and as unpaid seller, including the right of replevin, reclamation and stoppage in transit. Upon our request you shall deliver to us all documents of title in your control relating to such goods. Notwithstanding your failure to deliver to us either an invoice or copy thereof or electronic or computer data evidencing an account, as security for your obligations under this agreement and as security for the prompt repayment of any indebtedness to us, whether now existing or hereafter incurred, including, without limitation, any indebtedness arising from your purchase of goods or services from any client of ours where the account arising from such purchase has been sold to us, you hereby pledge and assign to us and grant to us a security interest in all your right, title and interest in and to (i)all of your accounts factored by us pursuant to this agreement; (ii)all of your contract rights related or incident to such accounts; (iii)all of your other rights to the payment of money factored by us persuant to this agreement including, without limitation, rights evidenced by instruments or chattel paper; (iv)all of your interest of whatever kind and description in goods or inventories, the sale of which has given rise to an account factored by us persuant to this agreement including, without limitation, goods billed to the account debtor and held by you in accordance with the applicable purchase contract; (v) all general intangibles arising from or related or incident to any of your accounts or any of your goods or inventories, the sale of which has given rise to an account factored by us persuant to this agreement; (vi)all goods, documents of title, policies and certificates of insurance, securities, instruments, chattel paper, deposits, cash or other property that are now or may hereafter be in our possession or as to which we may now or hereafter control possession by documents of title or otherwise; and (vii)all proceeds and products of each of the foregoing (collectively the "Collateral"). We shall have the right to sell all or any portion of the Collateral at public or private sale, the right to collect and take control of any proceeds of all or any portion of the Collateral, and all other rights and remedies of a secured party under the Uniform Commercial Code of Georgia. You will on our request execute such further assignments, conveyances, financing statements and other written instruments as we may reasonably request to perfect our title and security interest.

6.  NOTICE OF ASSIGNMENT AND COLLECTIONS:

     You shall do all billing, and all invoices shall bear the following legend, or such other legend as we from time to time in our sole discretion may request:

         This account has been assigned to and is owned by SunTrust Bank, Atlanta. Payment of this account must be made in Par U.S. Funds directly to SunTrust Bank, Atlanta, Factoring Division, Box 4986, Atlanta, Georgia 30302. If this bill is not found to be correct in all respects they must be notified at once.

If necessary to perfect our title or security interest or if requested by us, each page of your books of accounts receivable or duplicate invoices shall show thereon a notation that the accounts therein have been sold to us. We may at any time in our sole discretion give notice of any sale to any person. Any proceeds received by you of an account sold to us shall be immediately forwarded to us in the identical form in which received.

7.  RETURNED GOODS:

     Should any goods billed to an account purchased by us either be rejected or returned or be recovered by your through the exercise of the rights of replevin, reclamation or stoppage in transit, or otherwise, you shall immediately pay to us the net sale price of such goods. Until receipt by us of such net sale price, you shall hold such goods in trust for us at your own risk and expense, which goods shall be segregated from all other goods set aside and shall be clearly marked as our property. Upon our request you shall deliver to us all documents of title in your control relating to such goods. In addition to our rights and remedies provided in Section 5 with regard to the Collateral, we may take possession of and sell such goods at public or private sale at your expense for the purpose of paying your obligation to us. Such sale shall extinguish your indebtedness to us only to the extent that the net proceeds of the sale are applied thereto. Should you or your agent grant any allowance or rebate, you shall immediately pay us the full amount of such allowance or rebate.

8.  DEDUCTIONS AND DISPUTES:

     Should any customer fail or refuse to pay us the full amount of any invoice or account or request an adjustment because of any claim or dispute based on alleged shortage, defects, noncompliance or failure to deliver, set-off or for any other reason other that the financial inability of such customer to pay, you shall immediately notify us and shall adjust any such dispute or claim at your own expense. When we first have knowledge of a deduction, claim or dispute we will give you all information we have pertaining to it, but we shall have no further responsibility to assist you in settling it. It shall be our policy to permit you thirty (30) days [sixty (60) days in the case of an alleged failure to deliver] from the earlier of the date we send you notice of a deduction, claim or dispute or the date you otherwise learn of such deduction, claim or dispute to effect a settlement. Notwithstanding the foregoing policy and any extension or leniency which we may grant, if at any time we, in our sole judgment, deem it necessary for our protection, you shall on our demand repurchase a disputed account or claim from us. We may at any time set off the claimed or disputed amount of any account, or any part thereof, or the amount of any client's risk account, or any part thereof, against any amount due you or we may charge such amount against the reserve or any other collateral of yours which we hold. You will indemnify us for and hold us harmless from any liability for or expense on account of any deduction or claim of any of your customers arising from a merchandise dispute or claim. Any adjustment or credit to an account by you shall be immediately communicated to us, and you shall forward to us immediately an amount equal to the difference between the amount of the account before adjustment and its adjusted outstanding balance. Should notice of termination of this agreement be sent by either party for any reason you shall immediately repurchase all disputed accounts from us and pay us the net amount thereof. After we have demanded that you repurchase an invoice or account from us under this paragraph, we shall not thereafter be obligated to again purchase such invoice or account from you unless we elect to do so after you have resolved all deductions, claims and disputes affecting it.

9.  REPURCHASE OF ACCOUNTS:

     When you become obligated to repurchase an invoice or account, you shall thereupon be liable to us for the net amount thereof, and it shall not be necessary for us to tender such invoice or account to you until you have paid us. We may retain such account and will have a security interest therein as security for your obligation to pay the repurchase price, and we may sell any such account at public or private sale, collect and take control of any proceeds of any such account, or exercise any other remedy available to us as a secured party under the Uniform Commercial Code of Georgia and apply the net proceeds of the disposition of an account to the satisfaction of such repurchase price or to satisfy any other of your obligations hereunder.

10. EXCESS CREDIT MEMORANDA AND OVERPAYMENTS:

     In the event that you for any reason whatsoever issue in favor of any of your customers a credit memorandum relating to a specific account that is in excess of the amount due on such account or in the event that we for any reason whatsoever receive payment on an account from any of your customers in an amount that is in excess of the amount due on such account, and such credit memorandum or overpayment is subsequently remitted to your by us, then you hereby agree to indemnify us for and hold us harmless from any and all claims, suits, proceedings, penalties, assessments, costs and expenses of whatever kind and description arising from or relating or incident to the holding and remittance of credit memoranda and overpayments pursuant to this paragraph, including, without limitation, any and all claims, penalties and assessments made or asserted by any customer, by and federal, state or local governmental body, agency or taxing authority, or by any other person or entity.

11. REPRESENTATIONS AND WARRANTIES:

     By indicating your acceptance of this agreement your represent, warrant and covenant that:

     (a) you currently are and during the term of this agreement shall continue to be a corporation, partnership or proprietorship duly organized, validly existing and in good standing under the laws of the state of your organization, and duly qualified and in good standing in every other jurisdiction in which the conduct of your business or the ownership of property makes such qualification necessary under applicable law;

     (b) the execution, delivery and performance of this agreement are within your organizational powers and are not in contravention of any law, rule or regulation, the terms of your organizational papers or any judgment, indenture, agreement or undertaking to which you are a party or by which you or any of your property is bound;

     (c) you are and during the term of this agreement shall be the owner of all your goods and inventories, and, without our prior written consent, you shall not create or suffer to exist any lien or encumbrance on or any security interest in such goods and inventories or on or in any other of the Collateral, other than the security interest created in our favor by this agreement;

     (d) each account offered to us for purchase under this agreement shall represent a bona fide sale of goods from you or performance of services by you to your customer and, with respect to each such account, you shall be the lawful owner thereof with good right and title to pledge, assign and sell the same;

     (e) the net amount shown on each invoice shall be legally owing by such customer, and payment by the customer according to the terms of the invoice including, without limitation, payment with any applicable late fee, penalty, charge of interest, shall not violate any federal, state or local law, statue, rule or regulation;

     (f) there shall be no set-off, counterclaim or defense to the right to payment of such net amount shown as due on each such invoice;

     (g) the goods sold under each such invoice shall have been delivered to the customer or to a carrier or, with our consent, shall be held by your after billing, all in accordance with the purchase contract;

     (h) the sales evidenced by each such invoice shall not have been in violation of any law, governmental regulation or order;

     (i) the sales evidenced by each such invoice shall have been approved by us and our approval shall not have expired or been revoked by us, or shall have given rise to an account that we have elected to purchase from you under to
Section 4 hereof;

     (j) an invoice shall have been delivered to the customer and you shall take such other steps as required by the laws of your state to perfect our title to the account and goods underlying it;

     (k) during the term of this agreement we shall act as your sole and exclusive factor and you shall not sell, assign, convey, or otherwise dispose of, or create or suffer to exist any lien or encumbrance on or any security interest in, any account to or in favor of any other person or entity.

12. BOOKS AND RECORDS:

     You will keep adequate and proper books and records showing all sales, claims, allowances and losses on goods sold, and such books and records and all correspondence and papers relating thereto shall be open for inspection by us or our agent at all reasonable times. Annually within ninety (90) days after the close of your fiscal year you shall furnish us with your balance sheet and related statement of profit and loss of such year certified or reviewed as to their correctness by an independent certified public accountant acceptable to us, and you will from time to time furnish us interim statements of condition and other financial information as we may reasonably require.

13. TAXES:

     Should any excise, sale, use or other tax or levy be imposed by any federal, state or local authorities requiring deduction or withholding from the proceeds of sale or account, or if your customer is authorized to withhold or deduct such tax or levy, then you shall immediately pay us the amount of any tax or levy so withheld, and you will indemnify us for and hold us harmless from any loss or expenses on account of such tax.

14. SET OFF:

     Any and all sums at any time owed by us to you or deposited by you with us shall at all times constitute security for any and all liabilities you may now or hereafter owe us, and we may apply or set off such sums against any liabilities you owe us at any time whether or not such sums are then due.

15. BREACH OF WARRANTY AND AGREEMENTS:

     Should you breach or fail to perform any of your obligations or liabilities hereunder and such breach continue for ten (10) days after you have notice of such breach or notice thereof has been sent to you, or should you at any time breach a warranty made by you under Section 11 hereof, then you will on our demand immediately repurchase from us all accounts then held by us which were purchased from you, and you will pay us the full amount thereof with interest at the highest legal rate from the date of our demand. You agree to pay all costs associated with the collection of such amounts, including, without limitation, fifteen percent (15%) of all such amounts due to us as attorney's fees if collected by or through an attorney-at-law. Our forbearance, consent to a deviation from the terms hereof, or failure to exercise any right or power arising because of a breach by you hereunder shall not constitute a waiver as to any subsequent breach, whether or not we know about such breach, unless such right or power shall have been expressly waived by us in writing.

16. OFFER AND ACCEPTANCE:

     This writing is an offer by us to you which shall remain open for ten (10) days from the date first above written, but after ten (10) days from said date your acceptance hereof shall be deemed a counteroffer to us which we can accept or reject. Upon your acceptance hereof or our acceptance of your counteroffer, then this agreement shall constitute the sole agreement between us concerning our purchase of your accounts effective as of the date first above written and shall supersede all prior agreements between us on the subject hereof. Your acceptance hereof shall be made by your execution and delivery of this agreement to us at our office in Atlanta, Georgia, and our acceptance or rejection of your counteroffer will be made at our office in Atlanta, Georgia.

17. TERMINATION:

     This agreement shall terminate on February 28, 1996 or upon the earlier closing of the Revolving Credit Facility with SunTrust Bank, Atlanta, First Union National Bank of South Carolina, and National Westminster Bank USA. We may terminate at any time without notice to you should you make an assignment for the benefit of creditors; make any transfer in bulk and not in the ordinary course of business of a major part of your materials, supplies, merchandise, or other inventory; file a petition in bankruptcy; petition or apply to any tribunal for the appointment of a custodian, receiver, or any trustee for you or a substantial part of your assets; or commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statue of any jurisdiction, whether now or hereafter in effect; or should you have filed against you any such petition or application or should you have commenced against you any such proceeding and, as a result of such petition or application or in such proceeding an order for relief is entered or such proceeding remains unstayed and undismissed for a period of thirty (30) days or more; or should we reasonably believe you to be insolvent; or should you breach any agreement or warranty or default in the prompt performance of any obligation hereunder. Upon the effective date of termination our obligation to purchase from you and your obligation to sell to us shall cease, but the terms of this agreement and the security interest granted herein shall continue in full force and effect until all of your obligations to us are paid in full.

18. CHOICE OF LAW:

     This agreement is made in Atlanta, Georgia, and is to be performed under and shall in all respects be governed by and interpreted in accordance with the substantive laws of the State of Georgia. Any terms herein which are defined in the Uniform Commercial Code of Georgia shall be given the same meaning herein as in the Code (unless otherwise defined herein).

19. JURISDICTION AND VENUE:

     You agree that any civil suit or action arising from or in any way relating or incident to this agreement may be brought against you either in the Superior Court of Fulton County, Georgia, or in the United States District Court for the Northern District of Georgia, Atlanta Division, and you hereby irrevocably waive, to the fullest extent permitted by law, any objections that you may now or hereafter have to the laying of the venue of any such civil suit or action and any claim that such civil suit or action has been brought in an inconvenient forum, and you further agree that final judgement in any such civil suit or action shall be conclusive and binding upon you and may be enforced by a suit upon such judgment in any court of competent jurisdiction.

20. ATTORNEY-IN-FACT

     You hereby appoint us to be your attorney-in-fact, authorized to (i) sign and execute in your name any transfer, conveyance or instrument in writing that may, in our sole judgment, be necessary or desirable to effect a disposition of all or any portion of the Collateral, (ii) endorse in your name all checks and drafts received on an account that we own or have a security interest in, and
(iii) do all other things that may, in our sole judgement, be necessary or desirable to protect our security interest or to carry out the intent of this agreement. You hereby ratify and approve, to the fullest extent permitted by law, all acts that we, as your attorney-in-fact, shall do. You further agree that we shall not be liable to you or to any other person or entity for any loss or damage resulting from any act of commission or omission, any error of judgment, or any mistake of fact or of law. This power of attorney, which is coupled with an interest, is irrevocable so long as you are obligated or indebted to us under this agreement.

21. INDEMNITY:

     You hereby agree to protect, indemnify and hold harmless us and all of our directors, officers, employees and agents from and against any and all (i) claims, demands and causes of action of any nature whatsoever brought by any third party and arising from or related or incident to this agreement, (ii) costs and expenses incident to the defense of such claims, demands and causes of action including, without limitation, reasonable attorney's fees and court costs, and (iii) liabilities, judgments, settlements, penalties and assessments arising from such claims, demands and causes of action. The indemnity contained in this paragraph shall survive the termination of this agreement.

22. HEADINGS:

     The headings used in this agreement are for your convenience to generally identify the subject matter of each section, but they are not a part of this agreement and are not a representation that different subject matter does not appear in a section.

23. INTEREST AND FACTORING SERVICE CHARGES:

     In consideration of the services and risks undertaken by us in this agreement, you will pay us the following service charges and the following interest calculated on the basis of a 360 day year and computed at a rate of interest equal in amount to the greater of eight percent (8%) per annum or LIBOR plus 2.25%, with any change in the rate of interest resulting in a change in the LIBOR Rate being effective as of the opening of business on the 26th day of each calendar month based upon the LIBOR Rate in effect at the close of business on the 25th day of said calendar month, and remaining in effect up to the opening of business on the 26th day of the next succeeding calendar month.

FACTORING SERVICE CHARGE
          0.40% on all daily factored sales.

INTEREST CHARGE:

Interest calculated on the basis of the Average Net Daily Outstandings (ANDO) Method shall be charged on the average net daily balance of advances made to you pursuant to paragraph 2 of this agreement, including a three (3) day collection period, and shall be payable monthly on the 25th day of each calendar month.

24. FACTORING MANUAL:

     Contemporaneously with this letter we have delivered to you a copy of the SunTrust Bank, Atlanta, Factoring Division Operating Manual, which has been created to acquaint you with our procedures, policies, reports and terminology. It is important for you and your personnel to be familiar with the manual and to keep it any amendments and revisions to it for your future reference.

25. SPECIAL PROVISIONS:

     The following are special terms and provisions which are a part of this letter agreement and prevail over any printed provisions to the contrary or inconsistent therewith: (a) We will impose a 0.50% surcharge upon accounts receivable due from any customer that we deem to be high-risk. Attached hereto and marked "Exhibit A" is a list of customers upon which the surcharge is currently being imposed. We may from time to time add or delete customers from this list by giving you written notice of such addition or deletion. If you sell to us any accounts receivable due from any customers appearing on the then current list, you will be deemed to have agreed to pay the applicable surcharge. We retain the right to decline the purchase of accounts receivable that are due from any customer upon which a surcharge is being imposed. (b) This Factoring Agreement shall also be governed by the letter concerning sharing of risk attached hereto as Exhibit B. (c) The legend required by Section 6 hereof is suspended until further notice by us. While such notice is suspended, all payments by account debtors shall be made to a lockbox maintained by us.

                                                Yours very truly,
                                                SunTrust Bank, Atlanta
                                                Factoring Division

                                             by: /s/ Thomas S. Matthesen
                                                 Thomas S. Matthesen
                                                 First Vice President

                                             by:

Accepted this 27th day of December, 1995

Oneita Industries, Inc.
4130 Faber Place Drive, Suite 200
North Charleston, SC 29405

by:      /s/ Willim H. Boyd, V.P.
         authorized signature

by:      /s/ E. Frank Impson Jr. - V.P.
         authorized signature